UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2005

TC PipeLines, LP

(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

110 Turnpike Road, Suite 203
Westborough, Massachusetts	01581
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 871-7046

Not Applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events.

TC PipeLines, L.P. owns a 30% general partner interest in Northern Border Pipeline Company.  The remaining 70% interest is owned by Northern Border Partners, L.P., a publicly traded limited partnership controlled by ONEOK, Inc.

Effective May 16, 2005, Northern Border Pipeline Company (“NBPC”) advised that it had entered into a $200 million Revolving Credit Agreement with the lenders named therein and with Wachovia Bank, National Association, as Administrative Agent, SunTrust Bank, as Syndication Agent; Harris Nesbit Financing, Inc., Barclays Bank PLC., and Citibank, N.A., as Co-Documentation Agents; and Wachovia Capital Markets, LLC and SunTrust Capital Markets, Inc., as Co-Lead Arrangers and Book Managers (the “Credit Agreement”).  NBPC further advised that as of May 16, 2005, $29 million in borrowings were outstanding under the Credit Agreement, which funds NBPC advised were used to pay down the entire amount outstanding under its $175 million Revolving Credit Agreement, which has terminated under its own terms.  The interest rate applied to amounts outstanding under the Credit Agreement may, at the option of NBPC, be either the lender’s base rate or an adjusted London Interbank Offered Rate plus a spread that is based upon NBPC’s long-term unsecured debt ratings.  The term of the agreement is five years.

Under the Credit Agreement, NBPC is required to comply with certain financial, operational and legal covenants.  Among other things, it is required to maintain ratios of EBITDA (net income plus minority interests in net income, interest expense, income taxes and depreciation and amortization) to interest expense of greater than 3 to 1.  NBPC is also required to maintain a ratio of indebtedness to EBITDA of no more than 4.50 to 1.  If NBPC consummates one or more acquisitions in which the aggregate purchase price is $25 million or more, the allowable ratio of indebtedness to adjusted EBITDA is temporarily increased to 5 to 1.  Upon any breach of these covenants by NBPC, amounts outstanding under the Credit Agreement may become immediately due and payable.

The description of the Credit Agreement set forth under this item 8.01 is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement itself.

ITEM 9.01             Financial Statement and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Credit Agreement dated May 16, 2005 (Incorporated by reference to Exhibit 10.1 to Northern Border Pipeline Company’s Form 8-K filed May 20, 2005 (File No. 333-87753))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
By: TC PipeLines GP, Inc.,
its general partner

Date: May 20, 2005	By:	/s/ AMY W. LEONG
Amy Leong
Controller

EXHIBIT INDEX

Number

99.1	Credit Agreement dated May 16, 2005 (Incorporated by reference to Exhibit 10.1 to Northern Border Pipeline Company’s Form 8-K filed May 20, 2005 (File No. 333-87753))